Exhibit 99.1

APi Group Reports Record Second Quarter 2023 Financial Results

-Record reported net revenues of $1.8 billion, representing growth of 7.4% and organic net revenue growth of 7.6% -

-Reported net income of $48 million and adjusted EBITDA of $203 million,

representing year-over-year adjusted EBITDA margin expansion of 80 basis points-

-Raising full year guidance for both net revenues and adjusted EBITDA-

New Brighton, Minnesota – August 3, 2023 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”) today reported its financial results for the three and six months ended June 30, 2023.

Russ Becker, APi’s President and Chief Executive Officer stated: “APi delivered record financial results in the second quarter and the first half of the year. The business continues to perform well and deliver on its commitments, driven by strong organic growth, led by U.S. Life Safety’s organic growth of approximately 12% and 16% for the second quarter and first half of 2023, respectively, and solid operational performance. I continue to be gratified by our leaders’ ability to build on historically strong execution and consistently drive margin expansion across variable macroeconomic environments through growing high-margin inspection, service and monitoring revenue, executing strategic pricing initiatives, and their relentless focus on customer and project selection.

We believe that we have strong momentum as we enter the back half of the year across our global platform allowing us to again increase our financial guidance. While we remain focused on executing in the back half of the year, I am proud of our team and how we delivered on our commitments and produced record financial results so far in 2023. Our field leaders continue to be the driving force of our performance."

Second Quarter 2023 Consolidated Results:

	For the Three Months Ended June 30,
	2023	2022	Y/Y	Y/Y (FFX) (a)
Net revenues	$1,771	$1,649	7.4%	7.6%
Organic net revenue growth (b)				7.6%

GAAP
Gross profit	$496	$435	14.0%
Gross margin	28.0%	26.4%	+ 160 bps

Net income	$48	$30	60.0%
Diluted EPS	$0.12	$0.06	100.0%

Adjusted non-GAAP comparison
Adjusted gross profit	$502	$441	13.8%
Adjusted gross margin	28.3%	26.7%	+ 160 bps

Adjusted EBITDA	$203	$176	15.3%	16.7%
Adjusted EBITDA as a % of net revenues	11.5%	10.7%	+ 80 bps

Adjusted net income	$111	$99	12.1%
Adjusted diluted EPS	$0.41	$0.37	10.8%

NM = Not Meaningful

Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.

(a) Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods, as further discussed under the heading "Non-GAAP Financial Measures" below.

(b) Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

•
Reported net revenue growth of 7.4% and organic net revenue growth of 7.6% compared to the prior year period driven by strong growth in both Safety and Specialty Services, led by double-digit service revenue growth.
•
Reported and adjusted gross margin both increased 160 basis points compared to prior year period due to pricing initiatives, outsized growth in services revenue as well as project margin expansion across both segments. These factors were partially offset by inflation, which caused downward pressure on margins.
•
Reported net income was $48 million and diluted EPS was $0.12. Adjusted net income was $111 million and adjusted diluted EPS was $0.41, representing a $0.04 increase from prior year period driven by organic growth in Safety and Specialty Services and an increase in adjusted gross margin and adjusted EBITDA margin, partially offset by increased interest expense.
•
Adjusted EBITDA increased by 15.3% (16.7% on a fixed currency basis) compared to the prior year period and adjusted EBITDA margin increased 80 basis points to 11.5%, primarily due to the factors impacting gross margin, partially offset by investments to support revenue growth and the continued build-out of our global capabilities and infrastructure.

Second Quarter 2023 Segment Results:

Safety Services

	For the Three Months Ended June 30,
	2023	2022	Y/Y	Y/Y (FFX) (a)
Safety Services
Net revenues	$1,225	$1,146	6.9%	7.3%
Organic net revenue growth (b)				7.3%

GAAP
Gross profit	$391	$346	13.0%
Gross margin	31.9%	30.2%	+ 170 bps
Operating Income	$98	$63	55.6%
Operating margin	8.0%	5.5%	+ 250 bps

Adjusted non-GAAP comparison
Adjusted gross profit	$397	$351	13.1%
Adjusted gross margin	32.4%	30.6%	+ 180 bps

Adjusted EBITDA	$159	$135	17.8%	18.7%
Adjusted EBITDA as a % of net revenues	13.0%	11.8%	+ 120 bps

Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.

(a) Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods, as further discussed under the heading "Non-GAAP Financial Measures" below.

(b) Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

•
Reported net revenue growth of 6.9% and organic net revenue growth of 7.3% compared to prior period, driven by strategic pricing initiatives, double-digit fire suppression inspection revenue growth, and high single-digit growth in contract revenues.
•
Reported and adjusted gross margin increased 170 and 180 basis points, respectively, compared to prior year period due to pricing initiatives, improved business mix of service, inspection, and monitoring revenue, and significant improvement in contract margins resulting from disciplined project and customer selection, partially offset by inflationary costs causing downward pressure on margins.
•
Operating income increased by 55.6% compared to the prior year period. Operating margin was 8.0%, representing a 250 basis point increase compared to the prior year period.
•
Adjusted EBITDA increased by 17.8% (18.7% on a fixed currency basis) compared to the prior year period. Adjusted EBITDA margin was 13.0%, representing a 120 basis point increase compared to prior year period, primarily due to the factors impacting adjusted gross margin, partially offset by investments made to support revenue growth.

Specialty Services

	For the Three Months Ended June 30,
	2023	2022	Y/Y	Y/Y (FFX) (a)
Specialty Services
Net revenues	$555	$518	7.1%	7.1%
Organic net revenue growth (b)				7.1%

GAAP
Gross profit	$106	$89	19.1%
Gross margin	19.1%	17.2%	+ 190 bps
Operating Income	$41	$32	28.1%
Operating margin	7.4%	6.2%	+ 120 bps

Adjusted non-GAAP comparison
Adjusted gross profit	$106	$90	17.8%
Adjusted gross margin	19.1%	17.4%	+ 170 bps

Adjusted EBITDA	$69	$60	15.0%	15.0%
Adjusted EBITDA as a % of net revenues	12.4%	11.6%	+ 80 bps

NM = Not Meaningful

Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.

(a) Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods, as further discussed under the heading "Non-GAAP Financial Measures" below.

(b) Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

•
Reported and organic net revenue growth of 7.1% due to double-digit growth in service revenues and increased activity in the specialty contracting, infrastructure, and utility markets, partially offset by disciplined customer and project selection.
•
Reported and adjusted gross margin increased 190 and 170 basis points, respectively, compared to prior year period due to strong organic growth in service revenues, improvement in service margins, and significant improvement in contract gross margins driven by disciplined project and customer selection.
•
Operating income was $41 million, an increase of 28.1% compared to the prior year period.
•
Adjusted EBITDA increased by 15.0% compared to the prior year period. Adjusted EBITDA margin was 12.4%, representing a 80 basis point increase compared to prior year period, primarily due to the factors impacting adjusted gross margin, partially offset by timing of employee related expenses and other one-time costs.

Guidance

APi Group is raising its full year net revenue and adjusted EBITDA guidance.

•
Net Revenues of $7,015 to $7,075 million, up from $6,875 to $7,025 million
•
Adjusted EBITDA of $765 to $785 million, up from $740 to $780 million
•
Adjusted Free Cash Flow Conversion at or above 65% remains unchanged

APi Group announces guidance for the third quarter of 2023

•
Net Revenues of $1,860 to $1,890 million
•
Adjusted EBITDA of $215 to $225 million

APi Co-Chair James E. Lillie concluded: “APi delivered another strong quarter of results including record net revenues, adjusted EBITDA and adjusted diluted earnings per share in a constantly evolving macro environment. We continue to be pleased with the momentum APi is building with an outstanding first half of 2023. APi has been a public company for nearly four years and in our view, the team has demonstrated a track record of consistently delivering financial results above expectations across what has been a volatile macroeconomic backdrop. APi’s consistently strong financial results speak to the strength of the Company’s recurring revenue, service-focused business model, as well as the discipline of the organization and its leadership team. We believe that this continued performance will contribute to us being within our targeted leverage ratio of 2.0x-2.5x in the back half of this year allowing us to have increased capital allocation flexibility as we move through this year and into next. Suffice it to say we have great confidence in the business, its momentum and the direction we’re heading.”

Conference Call

APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Thursday, August 3, 2023. Participants on the call will include Russell A. Becker, President and Chief Executive Officer; Kevin S. Krumm, Executive Vice President and Chief Financial Officer; and James E. Lillie and Sir Martin E. Franklin, Co-Chairs.

To listen to the call by telephone, please dial 800-343-4136 or 203-518-9856 and provide Conference ID 8167523. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://event.on24.com/wcc/r/4088193/293AAB694F4A9B6780C369F63433A89F

A replay of the call will be available shortly after completion of the live call/webcast via telephone at 800-283-4642 or 402-220-0857 or via the webcast link above.

About APi:

APi is a global, market-leading business services provider of life safety, security and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Adam Fee

Vice President of Investor Relations

Tel: +1 651-240-7252

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Please note that in this press release the Company may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of APi Group Corporation (“APi” or the “Company”). Such discussion and statements may contain words such as “expect,” “anticipate,” “will,” “should,” “believe,” “intend,” “plan,” “estimate,” “predict,” “seek,” “continue,” “pro forma” “outlook,” “may,” “might,” “should,” “can have,” “have,” “likely,” “potential,” “target,” “indicative,” “illustrative,” and variations of such words and similar expressions, and relate in this press release, without limitation, to statements, beliefs, projections and expectations about future events. Such statements are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts.

These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition, political risks, and other risks that may affect the Company’s future performance, including the impacts of inflationary pressures and other macroeconomic factors on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) supply chain constraints and interruptions, and the resulting increases in the cost, or reductions in the supply, of the materials and commodities the Company uses in its business and for which the Company bears the risk of such increases; (iii) risks associated with the Company’s expanded international operations; (iv) failure to realize the anticipated benefits of the acquisition of the Chubb fire and security business and our ability to successfully execute the Company’s bolt-on acquisition strategy to acquire other businesses and successfully integrate them into its operations; (v) failure to fully execute the Company’s inspection first strategy or to realize the expected service revenue from such inspections; (vi) risks associated with the Company’s decentralized business model and participation in joint ventures; (vii) improperly managed projects or project delays; (viii) adverse developments in the credit markets which could impact the Company’s ability to secure financing in the future; (ix) the Company’s substantial level of indebtedness; (x) risks associated with the Company’s contract portfolio; (xi) changes in applicable laws or regulations; (xii) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (xiii) the impact of the conflict between Russia and Ukraine; (xiv) the trading price of the Company’s common stock, which may be positively or negatively impacted by market and economic conditions, the availability of the Company’s common stock, the Company’s financial performance or determinations following the date of this press release to use the Company’s funds for other purposes; and (xv) other risks and uncertainties, including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under the heading “Risk Factors.” Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. Additional information concerning these risks, uncertainties and other factors that could cause actual results to vary is, or will be, included in the periodic and other reports filed by the Company with the Securities and Exchange Commission. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.

Non-GAAP Financial Measures

This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers and (c) determine certain elements of management’s incentive compensation (d) provide consistent period-to-period comparisons of the results. Specifically:

•
The Company’s management believes that adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income, and adjusted earnings per share, which are non-GAAP financial measures that exclude business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, restructuring costs, transaction and other costs related to acquisitions, amortization of intangible assets, net COVID-19 relief, non-service pension benefit, severance related costs related to corporate leadership changes and certain tax benefits from the acquisition of APi Group, Inc. (the “APi Acquisition”) are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.
•
The Company discloses fixed currency net revenues and adjusted EBITDA (“FFX”) on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue and adjusted EBITDA trends by providing net revenues and adjusted EBITDA on a consistent basis. Under U.S. GAAP, income statement results are translated in U.S. Dollars at the average exchange rates for the period presented. Management believes that the fixed currency non-GAAP measures are useful in providing period-to-period comparisons of the results of the Company’s operational performance, as it excludes the translation impact of exchange rate fluctuations on our international results. Fixed currency amounts included in this release are based on translation into U.S. dollars at the fixed foreign currency exchange rates established by management at the beginning of 2023.
•
The Company also presents organic changes in net revenues on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at fixed foreign currency exchange rates (excluding material acquisitions and divestitures). The remainder is divided by prior year fixed currency net revenues, excluding the impacts of completed divestitures.
•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenues. The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.

•
The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by (used in) operating activities plus or minus events including, but not limited to, transaction and other costs related to acquisitions, business transformation and other expenses for the integration of acquired businesses, payments on acquired liabilities, payments made for restructuring programs, impacts of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as post-measurement period purchase accounting adjustments for acquisitions, COVID-19 related payroll tax deferral and relief items. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted EBITDA.
•
The Company calculates its leverage ratio in accordance with its debt agreements which include different adjustments to EBITDA from those included in the adjusted EBITDA numbers reported externally.

While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.

Beginning with the first quarter of 2023, the Company simplified the presentation of the non-GAAP reconciliations, by combining certain adjustment line items. Certain prior year amounts have been reclassified to conform to this presentation and the information in the tables below has been retroactively adjusted to reflect these changes in adjustment categories. Specifically, amounts previously classified as “integration and reorganization” have been reclassified and included with “business process transformation,” and prior period amounts classified as “acquisition expenses” and “recent acquisition transition expenses” have been combined and categorized as “acquisition related expenses.”

The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted EBITDA and growth in organic net revenues to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, business transformation and other expenses for the integration of acquired businesses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions, restructuring costs, amortization of intangible assets, net COVID-19 relief, and certain tax benefits from the APi Acquisition, and other charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

APi Group Corporation
Condensed Consolidated Statements of Operations (GAAP)
(Amounts in millions, except per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net revenues	$1,771	$1,649	$3,385	$3,120
Cost of revenues	1,275	1,214	2,464	2,309
Gross profit	496	435	921	811
Selling, general, and administrative expenses	389	376	741	759
Operating income	107	59	180	52
Interest expense, net	38	28	75	55
Loss on extinguishment of debt, net	—	—	3	—
Non-service pension benefit	(3)	(11)	(6)	(22)
Investment income and other, net	(3)	(2)	(5)	(2)
Other expense, net	32	15	67	31
Income before income taxes	75	44	113	21
Income tax provision (benefit)	27	14	39	(2)
Net income	$48	$30	$74	$23
Net income attributable to common shareholders:
Stock dividend on Series B Preferred Stock	(11)	(11)	(22)	(22)
Net income attributable to common shareholders	$37	$19	$52	$1
Net income per common share
Basic	$0.12	$0.06	$0.17	$0.01
Diluted	$0.12	$0.06	$0.17	$0.01
Weighted average shares outstanding				.
Basic	235	233	235	233
Diluted	270	266	268	266

APi Group Corporation
Condensed Consolidated Balance Sheets (GAAP)
(Amounts in millions)
(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$368	$605
Accounts receivable, net	1,318	1,313
Inventories	170	163
Contract assets	509	459
Prepaid expenses and other current assets	167	112
Total current assets	2,532	2,652
Property and equipment, net	418	407
Operating lease right of use assets	221	222
Goodwill	2,444	2,382
Intangible assets, net	1,703	1,784
Deferred tax assets	106	108
Pension and post-retirement assets	420	392
Other assets	130	144
Total assets	$7,974	$8,091
Liabilities, Redeemable Convertible Preferred Stock, and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$6	$206
Accounts payable	473	490
Accrued liabilities	608	689
Contract liabilities	491	463
Operating and finance leases	73	73
Total current liabilities	1,651	1,921
Long-term debt, less current portion	2,590	2,583
Pension and post-retirement obligations	38	40
Operating and finance leases	168	166
Deferred tax liabilities	351	340
Other noncurrent liabilities	132	117
Total liabilities	4,930	5,167
Total redeemable convertible preferred stock	797	797
Total shareholders' equity	2,247	2,127
Total liabilities, redeemable convertible preferred stock, and shareholders’ equity	$7,974	$8,091

APi Group Corporation
Condensed Consolidated Statements of Cash Flows (GAAP)
(Amounts in millions)
(Unaudited)
	For the Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$74	$23
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	149	152
Restructuring charges, net of cash paid	4	8
Deferred taxes	3	(11)
Share-based compensation expense	11	9
Profit-sharing expense	10	6
Non-cash lease expense	36	33
Net periodic pension benefit	(6)	(22)
Loss on extinguishment of debt, net	3	—
Other, net	(7)	12
Pension contributions	(2)	(27)
Changes in operating assets and liabilities, net of effects of acquisitions	(202)	(247)
Net cash provided by (used in) operating activities	73	(64)

Cash flows from investing activities:
Acquisitions, net of cash acquired	(45)	(2,875)
Purchases of property and equipment	(46)	(34)
Proceeds from sales of property, equipment, and businesses	9	6
Net cash used in investing activities	(82)	(2,903)

Cash flows from financing activities:
Proceeds from long-term borrowings	—	1,101
Payments on long-term borrowings	(204)	(31)
Payments of debt issuance costs	—	(25)
Repurchases of common stock	(23)	(22)
Proceeds from equity issuances	—	797
Restricted shares tendered for taxes	(2)	(1)
Payments of acquisition-related consideration	(3)	(1)
Net cash (used in) provided by financing activities	(232)	1,818
Effect of foreign currency exchange rate on cash, cash equivalents, and restricted cash	4	(9)
Net decrease in cash, cash equivalents, and restricted cash	(237)	(1,158)
Cash, cash equivalents, and restricted cash, beginning of period	607	1,491
Cash, cash equivalents, and restricted cash, end of period	$370	$333

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Organic change in net revenues (non-GAAP)
(Unaudited)

Organic change in net revenues

	For the Three Months Ended June 30, 2023
	Net revenues	Foreign	Net revenues		Organic
	change	currency	change	Acquisitions and	change in
	(as reported)	translation (a)	(fixed currency) (b)	divestitures, net (c)	net revenues (d)
Safety Services	6.9%	(0.4)%	7.3%	—	7.3%
Specialty Services	7.1%	─	7.1%	—	7.1%
Consolidated	7.4%	(0.2)%	7.6%	—	7.6%

	For the Six Months Ended June 30, 2023
	Net revenues	Foreign	Net revenues		Organic
	change	currency	change	Acquisitions and	change in
	(as reported)	translation (a)	(fixed currency) (b)	divestitures, net (c)	net revenues (d)
Safety Services	8.8%	(1.7)%	10.5%	—	10.5%
Specialty Services	5.9%	─	5.9%	—	5.9%
Consolidated	8.5%	(1.2)%	9.7%	—	9.7%

Notes:

(a) Represents the effect of foreign currency on reported net revenues, calculated as the difference between reported net revenues and net revenues at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2023.

(b) Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods.

(c) Adjustment to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from divestitures for all periods for businesses divested as of June 30, 2023.

(d) Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Gross profit and adjusted gross profit (non-GAAP)
SG&A and adjusted SG&A (non-GAAP)
(Amounts in millions)
(Unaudited)

Adjusted gross profit

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2023	2022	2023	2022
Gross profit (as reported)		$496	$435	$921	$811
Adjustments to reconcile gross profit to adjusted gross profit:
Backlog amortization	(a)	6	4	13	7
Inventory step-up	(b)	—	—	—	9
Restructuring program related costs	(c)	—	2	—	2
Adjusted gross profit		$502	$441	$934	$829

Net revenues		$1,771	$1,649	$3,385	$3,120
Adjusted gross margin		28.3%	26.7%	27.6%	26.6%

Adjusted SG&A

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2023	2022	2023	2022
Selling, general, and administrative expenses ("SG&A") (as reported)		$389	$376	$741	$759
Adjustments to reconcile SG&A to adjusted SG&A:
Amortization of intangible assets	(d)	(50)	(53)	(98)	(107)
Contingent consideration and compensation	(e)	(2)	(1)	(4)	(5)
Business process transformation expenses	(f)	(7)	(9)	(11)	(17)
Acquisition related expenses	(g)	(2)	(18)	(6)	(56)
Restructuring program related costs	(c)	(7)	(9)	(7)	(9)
Other	(h)	—	—	12	—
Adjusted SG&A expenses		$321	$286	$627	$565

Net revenues		$1,771	$1,649	$3,385	$3,120
Adjusted SG&A as a % of net revenues		18.1%	17.3%	18.5%	18.1%

Notes:

(a) Adjustment to reflect the addback of amortization expense related to backlog intangible assets.

(b) Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.

(c) Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.

(d) Adjustment to reflect the addback of amortization expense.

(e) Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.

(f) Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(g) Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.

(h) Adjustment includes various miscellaneous non-recurring items, such as eliminations of changes in fair value estimates to acquired liabilities.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
EBITDA and adjusted EBITDA (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2023	2022	2023	2022
Net income (as reported)		$48	$30	$74	$23
Adjustments to reconcile net income to EBITDA:
Interest expense, net		38	28	75	55
Income tax provision (benefit)		27	14	39	(2)
Depreciation and amortization		75	76	149	152
EBITDA		$188	$148	$337	$228
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	2	1	4	5
Non-service pension benefit	(b)	(3)	(11)	(6)	(22)
Inventory step-up	(c)	—	—	—	9
Business process transformation expenses	(d)	7	9	11	17
Acquisition related expenses	(e)	2	18	6	56
Loss on extinguishment of debt, net	(f)	—	—	3	—
Restructuring program related costs	(g)	7	11	7	11
Other	(h)	—	—	(12)	—
Adjusted EBITDA		$203	$176	$350	$304

Net revenues		$1,771	$1,649	$3,385	$3,120
Adjusted EBITDA as a % of net revenues		11.5%	10.7%	10.3%	9.7%

Notes:

(a)
Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)
Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(c)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(d)
Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(e)
Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(f)
Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(g)
Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(h)
Adjustment includes various miscellaneous non-recurring items, such as eliminations of changes in fair value estimates to acquired liabilities.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Income (loss) before income tax, net income (loss) and EPS and
Adjusted income before income tax, net income (loss) and EPS (non-GAAP)
(Amounts in millions, except per share data)
(Unaudited)

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2023	2022	2023	2022
Income before income tax provision (benefit) (as reported)		$75	$44	$113	$21
Adjustments to reconcile income before income tax provision to adjusted income before income tax provision:
Amortization of intangible assets	(a)	56	57	111	114
Contingent consideration and compensation	(b)	2	1	4	5
Non-service pension benefit	(c)	(3)	(11)	(6)	(22)
Inventory step-up	(d)	—	—	-	9
Business process transformation expenses	(e)	7	9	11	17
Acquisition related expenses	(f)	2	18	6	56
Loss on extinguishment of debt, net	(g)	—	—	3	—
Restructuring program related costs	(h)	7	11	7	11
Other	(i)	—	—	(12)	—
Adjusted income before income tax provision		$146	$129	$237	$211

Income tax provision (benefit) (as reported)		$27	$14	$39	$(2)
Adjustments to reconcile income tax provision to adjusted income tax provision:
Income tax provision adjustment	(j)	8	16	18	52
Adjusted income tax provision		$35	$30	$57	$50

Adjusted income before income tax provision		$146	$129	$237	$211
Adjusted income tax provision		35	30	57	50
Adjusted net income		$111	$99	$180	$161

Diluted weighted average shares outstanding (as reported)		270	266	268	266
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of Series A Preferred Stock	(k)	2	4	4	4
Adjusted diluted weighted average shares outstanding		272	270	272	270

Adjusted diluted EPS		$0.41	$0.37	$0.66	$0.60

Notes:

(a)
Adjustment to reflect the addback of pre-tax amortization expense related to intangible assets.
(b)
Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)
Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(d)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(e)
Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(f)
Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(g)
Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(h)
Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(i)
Adjustment includes various miscellaneous non-recurring items, such as eliminations of changes in fair value estimates to acquired liabilities.
(j)
Adjustment to reflect an adjusted effective cash tax rate of 24% for the three and six months ended June 30, 2023 and 2022.
(k)
Adjustment for the three and six months ended June 30, 2023 and 2022 reflects addition of the dilutive impact of 4 million shares associated with the deemed conversion of Series A Preferred Stock. The adjustment for the three months ended June 30, 2023 is partially offset by the elimination of 2 million shares reflecting the dilutive effect of the Preferred Share dividend as the dividend is contingent upon the share price the last ten days of the calendar year and was not earned as of June 30, 2023.

APi Group Corporation
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2023 (a)	2022 (a)	2023 (a)	2022 (a)
Safety Services
Net revenues		$1,225	$1,146	$2,416	$2,220
Adjusted gross profit		397	351	772	689
Adjusted EBITDA		159	135	306	262

Adjusted gross margin		32.4%	30.6%	32.0%	31.0%
Adjusted EBITDA as a % of net revenues		13.0%	11.8%	12.7%	11.8%

Specialty Services
Net revenues		$555	$518	$985	$930
Adjusted gross profit		106	90	163	140
Adjusted EBITDA		69	60	97	83

Adjusted gross margin		19.1%	17.4%	16.5%	15.1%
Adjusted EBITDA as a % of net revenues		12.4%	11.6%	9.8%	8.9%

Total net revenues before corporate and eliminations	(b)	$1,780	$1,664	$3,401	$3,150
Total adjusted EBITDA before corporate and eliminations	(b)	228	195	403	345
Adjusted EBITDA as a % of net revenues before corporate and eliminations	(b)	12.8%	11.7%	11.8%	11.0%

Corporate and Eliminations
Net revenues		$(9)	$(15)	$(16)	$(30)
Adjusted EBITDA		(25)	(19)	(53)	(41)

Total Consolidated
Net revenues		$1,771	$1,649	$3,385	$3,120
Adjusted gross profit		502	441	934	829
Adjusted EBITDA		203	176	350	304

Adjusted gross margin		28.3%	26.7%	27.6%	26.6%
Adjusted EBITDA as a % of net revenues		11.5%	10.7%	10.3%	9.7%

Notes:

(a)
Information derived from non-GAAP reconciliations included elsewhere in this press release.
(b)
Calculated from results of the Company's operating segments shown above, excluding Corporate and Eliminations.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	For the Three Months Ended June 30, 2023				For the Three Months Ended June 30, 2022
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$1,225	$—		$1,225	$1,146	$—		$1,146
Cost of revenues	834	(6)	(a)	828	800	(3)	(a)	795
		—				(2)	(b)
Gross profit	$391	$6		$397	$346	$5		$351
Gross margin	31.9%			32.4%	30.2%			30.6%

Specialty Services
Net revenues	$555	$—		$555	$518	$—		$518
Cost of revenues	449	—		449	429	(1)	(a)	428
Gross profit	$106	$—		$106	$89	$1		$90
Gross margin	19.1%			19.1%	17.2%			17.4%

Corporate and Eliminations
Net revenues	$(9)	$—		$(9)	$(15)	$—		$(15)
Cost of revenues	(8)	—		(8)	(15)	—		(15)
Gross profit	$(1)	$—		$(1)	$—	$—		$—
Gross margin	11.1%			11.1%	—			—

Total Consolidated
Net revenues	$1,771	$—		$1,771	$1,649	$—		$1,649
Cost of revenues	1,275	(6)	(a)	1,269	1,214	(4)	(a)	1,208
		—				(2)	(b)
Gross profit	$496	$6		$502	$435	$6		$441
Gross margin	28.0%			28.3%	26.4%			26.7%

Notes:

(a)
Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)
Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	For the Six Months Ended June 30, 2023				For the Six Months Ended June 30, 2022
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$2,416	$—		$2,416	$2,220	$—		$2,220
Cost of revenues	1,657	(13)	(a)	1,644	1,547	(5)	(a)	1,531
		—				(9)	(b)
		—				(2)	(c)
Gross profit	$759	$13		$772	$673	$16		$689
Gross margin	31.4%			32.0%	30.3%			31.0%

Specialty Services
Net revenues	$985	$—		$985	$930	$—		$930
Cost of revenues	822	—		822	792	(2)	(a)	790
Gross profit	$163	$—		$163	$138	$2		$140
Gross margin	16.5%			16.5%	14.8%			15.1%

Corporate and Eliminations
Net revenues	$(16)	$—		(16)	$(30)	$—		$(30)
Cost of revenues	(15)	—		(15)	(30)	—		(30)
Gross profit	$(1)	$—		$(1)	$—	$—		$—
Gross margin	6.3%			6.3%	—			—

Total Consolidated
Net revenues	$3,385	$—		$3,385	$3,120	$—		$3,120
Cost of revenues	2,464	(13)	(a)	2,451	2,309	(7)	(a)	2,291
		—				(9)	(b)
		—				(2)	(c)
Gross profit	$921	$13		$934	$811	$18		$829
Gross margin	27.2%			27.6%	26.0%			26.6%

Notes:

(a)
Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(c)
Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2023	2022	2023	2022
Safety Services
Safety Services EBITDA		$150	$121	$296	$244
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	2	1	3	2
Non-service pension benefit	(b)	(3)	(11)	(6)	(22)
Inventory step-up	(c)	—	—	—	9
Acquisition related expenses	(d)	2	5	5	10
Business process transformation expenses	(e)	1	8	1	8
Restructuring program related costs	(f)	7	11	7	11
Safety Services adjusted EBITDA		$159	$135	$306	$262

Specialty Services
Specialty Services EBITDA		$69	$60	$96	$80
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	—	—	1	3
Specialty Services adjusted EBITDA		$69	$60	$97	$83

Corporate and Eliminations
Corporate and Eliminations EBITDA		$(31)	$(33)	$(55)	$(96)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Business process transformation expenses	(e)	6	1	10	9
Acquisition related expenses	(d)	—	13	1	46
Loss on extinguishment of debt, net	(g)	—	—	3	—
Other	(h)	—	—	(12)	—
Corporate and Eliminations adjusted EBITDA		$(25)	$(19)	$(53)	$(41)

Notes:

(a)
Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)
Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(c)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(d)
Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(e)
Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(f)
Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(g)
Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(h)
Adjustment includes various miscellaneous non-recurring items, such as eliminations of changes in fair value estimates to acquired liabilities.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Change in adjusted EBITDA (non-GAAP)
(Unaudited)

Change in adjusted EBITDA

	For the Three Months Ended June 30, 2023
	Change in	Foreign	Change in
	Adjusted EBITDA	currency	Adjusted EBITDA
	(public rates) (a)	translation (b)	(fixed currency) (c)
Safety Services	17.8%	(0.9)%	18.7%
Specialty Services	15.0%	─	15.0%
Consolidated	15.3%	(1.4)%	16.7%

	For the Six Months Ended June 30, 2023
	Change in	Foreign	Change in
	Adjusted EBITDA	currency	Adjusted EBITDA
	(public rates) (a)	translation (b)	(fixed currency) (c)
Safety Services	16.8%	(2.2)%	19.0%
Specialty Services	16.9%	─	16.9%
Consolidated	15.1%	(2.3)%	17.4%

Notes:

(a)
Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.
(b)
Adjusted to eliminate the impact of foreign currency on adjusted EBITDA amounts, calculated as the difference between adjusted EBITDA at public currency rates and adjusted EBITDA at fixed currency rates for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2023.
(c)
Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Free cash flow and adjusted free cash flow and conversion (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2023	2022	2023	2022
Net cash provided by (used in) operating activities	(a)	$74	$54	$73	$(64)
Less: Purchases of property and equipment		(25)	(22)	(46)	(34)
Free cash flow		$49	$32	$27	$(98)
Add: Cash payments related to following items:
Contingent compensation	(b)	$18	$1	$18	$2
Pension contributions	(c)	—	—	—	27
Business process transformation expenses	(d)	8	5	13	13
Acquisition related expenses	(e)	1	22	5	69
Restructuring payments	(f)	6	3	11	3
Payroll tax deferral	(g)	1	—	9	—
Other	(h)	8	—	8	—
Adjusted free cash flow		$91	$63	$91	$16

Adjusted EBITDA	(i)	$203	$176	$350	$304
Adjusted free cash flow conversion		44.8%	35.8%	26.0%	5.3%

Notes:

(a) Operating cash flows and purchases of property and equipment for the six months ended June 30, 2023, and 2022 are as reported. Amounts for the three months ended June 30, 2023 and 2022 are calculated as the six months ended less the amounts reported for the three ended March 31, 2023 and 2022, respectively.

(b) Adjustment to reflect the elimination of deferred payments to prior owners of acquired businesses not expected to continue or recur.

(c) Adjustment to reflect the elimination of initial pension contribution payment related to the Chubb acquisition not expected to continue or recur.

(d) Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(e) Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.

(f) Adjustment to reflect payments made for restructuring programs.

(g) Adjustment reflects the elimination of operating cash for the impact of the Coronavirus Aid Relief and Economic Security (CARES) Act. During the first quarter of 2020, the CARES Act was passed, allowing the Company to defer the payment of the employer's share of Social Security taxes until December 2021 and December 2022. The final payments were made on the amount deferred in 2020 during the first half of 2023.

(h) Adjustment includes various miscellaneous non-recurring items, such as eliminations of payments made on acquired liabilities.

(i) Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.